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                                                                      Exhibit 11



INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Post-Effective Amendment No. 5 to Registration Statement No. 333-53673 of General American Separate Account 11 on Form S-6 of our report dated February 15, 2002 on the financial statements of General American Separate Account 11 and our report dated April 12, 2002 on the financial statements of General American Life Insurance Company (which report expresses an unqualified opinion and includes an explanatory paragraph that discusses the Company's change in basis of accounting, as of January 1, 2000, as a result of a business combination accounted for as a purchase), both appearing in the Prospectus, which is a part of such Registration Statement.

We also consent to the reference to us under heading "Experts", also in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri

April 29, 2002



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                                                                      Exhibit 11



The Board of Directors
General American Life Insurance Company:

Re: Flexible Premium Joint and Last Survivor Variable Life (File No. 333-53673)

We consent to the use of our reports on the financial statements of General American Life Insurance Company dated February 4, 2000, and on the financial statements of the sub-accounts of General American Separate Account Eleven dated February 25, 2000, included herein and to the reference to our firm under the heading "Experts" in the Registration Statement and Prospectus for General American Separate Account Eleven.

/s/ KPMG LLP

St. Louis, Missouri
April 29, 2002